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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders of
SeaMED Corporation

         We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-______) pertaining to the 1996 Employee Stock Purchase Plan of SeaMED Corporation of our report dated August 6, 1996 with respect to the financial statements and schedules of SeaMED Corporation included in its Registration Statement, as amended (Form S-1 No. 333-13455) filed with the Securities and Exchange Commission on November 18, 1996.




Seattle, Washington                    ERNST & YOUNG, LLP
June 27, 1997